EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT

Company                                                   State of Incorporation

Young Dental Manufacturing I, LLC...............................Missouri
                  YI Europe, Limited............................England
Young Acquisitions Company......................................Missouri
                  Panoramic Rental Corp.........................Missouri
Athena Technology, LLC..........................................Missouri
Young PS Acquisitions, LLC......................................Delaware
Young Colorado, LLC.............................................Delaware
Young OS, LLC...................................................Delaware
YI Ventures, LLC................................................Delaware
                  Mid-West Dental Laboratory, Inc...............Indiana